Exhibit 99.1
Chord Energy Reports Strong Fourth Quarter and Full-Year 2024 Financial and Operating Results, Issues 2025 Outlook and Increases Base Dividend
Houston, Texas — February 25, 2025 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the fourth quarter and full-year 2024 and announced its 2025 outlook. The results for the year ended December 31, 2024 include the results of Enerplus Corporation (“Enerplus”) for the period subsequent to May 31, 2024, unless otherwise noted.
Key Takeaways and Updates:
•Cash Flow from Operations and Adjusted Free Cash Flow exceeded expectations in 4Q24, supported by oil volumes near the high-end of guidance and strong cost control;
•Returning 100% of Adjusted Free Cash Flow(1)(2) to shareholders in 4Q24 with $205.0MM, or 73%, in the form of share repurchases;
•Since closing the Enerplus combination, Chord has repurchased 3.5MM shares of common stock through February 21, 2025, representing >5% of shares outstanding;
•Increasing 4Q24 base dividend to $1.30 per share, representing an increase of 4%;
•FY25 midpoint volume and capital expenditures (“CapEx”) guidance matches three-year outlook announced in November 2024, with midpoint CapEx of $1.4B to deliver midpoint oil volumes of 152.5 MBopd;
•FY24 CapEx was $1,470MM on a pro forma basis, $20MM below Chord’s original full-year outlook after close of the Enerplus combination;
•FY24 oil volumes were 153.0 MBopd on a pro forma basis (152.4 MBopd excluding DJ Basin assets), exceeding Chord’s original full-year outlook after close of the Enerplus combination by 700 Bopd; and
•Successfully drilled first four-mile lateral in 4Q24 with completion operations commencing 1Q25.
4Q24 Operational and Financial Highlights:
•Oil volumes of 153.3 MBopd were above midpoint guidance, reflecting strong well performance;
•Total volumes of 273.5 MBoepd exceeded the high-end of guidance;
•E&P and other CapEx of $330.3MM ($325.1MM excluding $5.2MM of reimbursed non-op CapEx) was below midpoint guidance;
•Lease Operating Expense (“LOE”) of $9.60 per Boe was below midpoint guidance;
•Net cash provided by operating activities was $566.5MM and net income was $210.6MM; and
•Adjusted EBITDA(1) was $640.1MM and Adjusted Free Cash Flow(1) was $276.9MM ($282.1MM, excluding $5.2MM of reimbursed non-op CapEx).
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“I’m very pleased with Chord’s positioning as we enter 2025,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Chord’s significant synergy capture from the Enerplus transaction, our utilization of longer laterals and wider spacing, and our strong operational performance has delivered highly efficient capital investment opportunities, strong economic returns, and has placed us in a leadership position in the Williston Basin. As I look forward, our substantial, low-cost inventory continues to generate compelling economics at low reinvestment rates and yields robust free cash-flow and attractive return of capital options. In 2024, on a pro forma basis, Chord returned $944 million to shareholders, representing approximately 14% of our current market capitalization. We believe Chord is a compelling investment opportunity and expect share repurchases to comprise a significant portion of future shareholder returns, particularly at current prices.”

Mr. Brown continued, “Fourth quarter performance was the latest in a series of strong quarters, with higher than expected production supported by solid execution and excellent well results, all while maintaining a focus on cost control. Robust first quarter guidance reflects a strong start to the 2025 program and positions us well for this year and beyond. And while I am proud of what we’ve accomplished, we remain focused as an organization on driving continuous improvement through the business and delivering even better efficiency. In summary, our low-cost inventory, capital efficient development program, and strong balance sheet support sustainable free cash flow generation and high shareholder returns. My thanks and congratulations to the Chord team for continuing to execute well, making our organization better, and operating in a safe and sustainable manner.”
4Q24 Operational and Financial Update:
The following table presents select 4Q24 operational and financial data compared to guidance released on November 6, 2024:

Metric	4Q24 Actual	4Q24 Guidance
Oil Volumes (MBopd)	153.3	149.5 – 154.5
NGL Volumes (MBblpd)	51.8	46.1 – 47.6
Natural Gas Volumes (MMcfpd)	410.5	395.5 – 408.5
Total Volumes (MBoepd)	273.5	261.5 – 270.1
E&P & Other CapEx ($MM)(1)	$330.3	$315 – $355
Oil Discount to WTI ($/Bbl)	$(1.49)	$(2.00) – $0.00
NGL Realization (% of WTI)	14%	5% – 15%
Natural Gas Realization (% of Henry Hub)	43%	25% – 35%
LOE ($/Boe)	$9.60	$9.25 – $10.25
Cash GPT ($/Boe)(2)	$2.86	$2.60 – $3.20
Cash G&A ($MM)(2)	$31.2	$29.0 – $31.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.4%	8.7% – 9.1%
Cash Interest ($MM)(2)	$17.6	$18.0 – $20.0
___________________
(1)4Q24 includes $5.2MM of capital incurred related to divested non-operated assets that was reimbursed.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Chord had 36 gross (26.2 net) operated turn-in-line (“TIL”) wells in 4Q24.
During the three months ended December 31, 2024, net cash provided by operating activities was $566.5MM and net income was $210.6MM ($3.43/diluted share).
Adjusted EBITDA was $640.1MM, Adjusted Free Cash Flow was $276.9MM and Adjusted Net Income was $213.5MM ($3.49/diluted share). Cash taxes paid during the three months ended December 31, 2024 were $15.2MM, or 2.4% of Adjusted EBITDA, compared to the 4Q24 guidance range of 0% - 5% of Adjusted EBITDA at WTI prices of $60/Bbl – $80/Bbl. Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Estimated Net Proved Reserves:
During 2024, the Company added 63.7 million barrels of oil equivalent (“MMBoe”) of net proved reserves as a result of successful drilling in the Williston Basin and 315.3 MMBoe from the purchase of reserves in place associated with the Enerplus Acquisition in May 2024. Chord’s estimated net proved reserves at December 31, 2024 were 883.0 MMBoe and consisted of 503.4 million barrels (“MMBbl”) of crude oil, 167.2 MMBbl of NGLs and 1,274.7 billion cubic feet (“Bcf”) of natural gas. The Company’s estimated net proved reserves and PV-10 do not include probable or possible reserves and were determined using the preceding 12-month unweighted arithmetic average of the first-day-of-the-month index prices for crude oil and natural gas, which were held constant throughout the life of the properties. For the year ended December 31, 2024, the unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $75.48 per Bbl for crude oil and $2.13 per MMBtu for natural gas. These prices were adjusted for quality, energy content, transportation fees and market differentials. The information in the following table does not give any effect to or reflect our commodity derivatives. Future operating costs, production taxes, plugging and abandonment costs and capital costs were based on current costs as of year end. The Company’s estimated net proved reserves and related PV-10 at December 31, 2024 were based on reports independently prepared by Netherland, Sewell & Associates, Inc., the Company’s independent reserve engineers.
The table below summarizes the Company's estimated net proved reserves and related PV-10 at December 31, 2024:

	Crude Oil (MMBbl)	NGLs (MMBbl)	Natural Gas (Bcf)	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Developed	317.7	125.8	1,053.3	619.0	$7,519.9
Undeveloped	185.7	41.4	221.4	264.0	2,742.7
Total Proved	503.4	167.2	1,274.7	883.0	$10,262.6
____________________
(1)PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows. We believe PV-10 is a useful measure for investors when evaluating the relative monetary significance of our oil and gas properties and as a basis for comparison of the relative size and value of our proved reserves to our peers without regard to income taxes, which can vary between individual companies for various and unique factors. The PV-10 does not purport to present the fair value of our proved oil, NGL and natural gas reserves.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock, representing an increase of approximately 4% from the base dividend declared in November 2024. The dividend will be payable on March 26, 2025 to shareholders of record as of March 11, 2025. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

The Company repurchased 1,604,011 shares of common stock at a weighted average price of $127.82 per share totaling $205.0MM in 4Q24, representing 100% of shareholder returns after the base dividend. Shares issued and outstanding as of February 21, 2025 were 59.6MM (60.3MM on a fully diluted basis) compared to 60.1MM as of December 31, 2024.
2025 Outlook:
Chord’s 2025 program focuses on maximizing free cash flow generation through strong capital efficiency. The 2025 outlook is consistent with Chord’s three-year outlook that was announced in November 2024 to deliver oil volumes of 152 MBopd – 153 MBopd for $1.4B of CapEx annually. Chord expects to generate approximately $2.5B of Adjusted EBITDA and $860MM of Adjusted Free Cash Flow in 2025 ($70/Bbl WTI and $3.50/MMBtu Henry Hub).
Highlights of the 2025 plan include:
•E&P and other CapEx is expected to total $1.4B at the midpoint of guidance, representing a decrease of $90MM from the original pro forma 2024 outlook. Approximately 80% of E&P and other CapEx is expected to be invested in drilling and completions. FY25 non-operated CapEx is expected to total $215MM at midpoint (~80% Williston) and is included in FY25 midpoint CapEx guidance of $1.4B. E&P and other CapEx is expected to be weighted towards 1H25;
•FY24 oil volumes are expected to be 152.5 MBopd at the midpoint of guidance. Chord was on track to deliver approximately 153 MBopd – 154 MBopd of production in 1Q25 before recent winter storms with temperatures below negative 30 degrees. Chord is monitoring production as temperatures improve and currently expects 1Q25 volumes to range from 149.5 – 152.5 MBopd. Oil volumes in 2Q25 are expected to be slightly up compared to 1Q25 with further growth into 3Q25;
•NGL and natural gas realizations are expected to be above the FY25 midpoint in 1Q25 and 4Q25 and below the FY25 midpoint in 2Q25 and 3Q25 reflecting the price seasonality of the respective commodities; and
•Chord plans to TIL 130 – 150 gross operated wells (approximately 40% 3-mile laterals) in 2025 with an average working interest of approximately 80%. Chord plans to TIL 22 – 32 gross operated wells in 1Q25.

The following table presents select operational and financial guidance for 1Q25 and FY25:

Metric	1Q25 Guidance	FY25 Guidance
Oil Volumes (MBopd)	149.5 – 152.5	150.3 – 154.8
NGL Volumes (MBblpd)	46.8 – 48.3	47.8 – 49.3
Natural Gas Volumes (MMcfpd)	402.0 – 415.0	415.5 – 428.5
Total Volumes (MBoepd)	263.3 – 269.9	267.3 – 275.5
E&P & Other CapEx ($MM)	$350 – $380	$1,340 – $1,460
Oil Discount to WTI ($/Bbl)	$(3.00) – $(1.00)	$(2.75) – $(0.75)
NGL Realization (% of WTI)	13% – 23%	9% – 19%
Natural Gas Realization (% of Henry Hub)	45% – 55%	35% – 45%
LOE ($/Boe)	$9.40 – $10.40	$9.40 – $10.40
Cash GPT ($/Boe)(1)	$2.65 – $3.15	$2.65 – $3.15
Cash G&A ($MM)(1)	$29.0 – $31.0	$97.0 – $107.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.3% – 8.7%	8.4% – 8.8%
Cash Interest ($MM)(1)	$15.0 – $17.0	$51.0 – $59.0
Cash Tax (% of Adjusted EBITDA)(2)	1% – 7%	3% – 10%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measure under GAAP.
(2)Cash Tax guidance reflects WTI prices between $60/Bbl – $80/Bbl.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	4Q24	3Q24	FY24
Production data:
Crude oil (MBopd)	153.3	158.8	132.5
NGLs (MBblpd)	51.8	51.7	44.6
Natural gas (MMcfpd)	410.5	421.8	333.9
Total production (MBoepd)	273.5	280.8	232.7
Percent crude oil	56.1%	56.6%	56.9%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$68.79	$73.51	$73.67
Differential to NYMEX WTI ($/Bbl)	(1.49)	(1.51)	(1.52)
Crude oil, with realized derivatives ($/Bbl)	69.16	73.58	73.69
Crude oil realized derivatives ($MM)	(5.2)	(1.0)	(0.9)
NGL, without realized derivatives ($/Bbl)	10.07	6.31	9.92
NGL, with realized derivatives ($/Bbl)	10.07	6.31	9.92
Natural gas, without realized derivatives ($/Mcf)	1.21	0.44	0.84
Natural gas, with realized derivatives ($/Mcf)	1.21	0.44	0.84

	4Q24	3Q24	FY24
Selected financial data ($MM):
Revenues:
Crude oil revenues	$970.4	$1,073.9	$3,571.3
NGL revenues	48.0	30.0	162.1
Natural gas revenues	45.9	17.1	102.8
Total oil, NGL and natural gas revenues	$1,064.3	$1,121.0	$3,836.2
Cash flows:
Net cash provided by operating activities:	$566.5	$663.2	$2,097.2
Non-GAAP financial measures(1):
Adjusted EBITDA	$640.1	$674.5	$2,347.3
Adjusted Free Cash Flow(2)	276.9	312.5	1,005.1
Adjusted Net Income Attributable to Common Stockholders	213.5	212.8	879.4
Select operating expenses:
LOE	$241.5	$247.1	$824.4
Gathering, processing and transportation expenses (“GPT”)	73.1	77.4	267.6
Production taxes	89.0	101.0	333.4
Depreciation, depletion and amortization	350.7	360.2	1,107.8
Total select operating expenses	$754.3	$785.7	$2,533.2
Earnings per share:
Basic earnings per share	$3.45	$3.63	$16.32
Diluted earnings per share	3.43	3.59	16.02
Adjusted diluted earnings per share (Non-GAAP)(1)	3.49	3.40	16.67
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)4Q24 and FY24 Adjusted Free Cash Flow includes $5.2MM and $25.2MM, respectively, of capital incurred related to divested non-operated assets that was reimbursed.
Marcellus natural gas volumes and realized natural gas prices were 113.7 MMcfpd and $2.29/Mcf, respectively, in 4Q24. For the year ended December 31, 2024 (including a full-year of Enerplus), Marcellus natural gas volumes and realized natural gas prices were 115.4 MMcfpd and $1.84/Mcf, respectively.
Capital Expenditures:
The following table presents the Company’s total CapEx by category for the periods presented:

	1Q24	2Q24	3Q24	4Q24	YTD24
CapEx ($MM):
E&P	$257.7	$312.9	$328.4	$330.2	$1,229.2
Other	—	1.4	0.8	0.1	2.3
Total E&P and other CapEx(1)	257.7	314.3	329.2	330.3	1,231.5
Capitalized interest	0.7	1.2	1.8	1.2	4.9
Acquisitions	—	6.6	7.0	2.4	16.0
Total CapEx	$258.4	$322.1	$338.0	$333.9	$1,252.4
___________________
(1)4Q24 and FY24 includes $5.2MM and $25.2MM, respectively, of capital incurred related to divested non-operated assets that was reimbursed.

Balance Sheet and Liquidity:
In February 2025, the Company completed its semi-annual borrowing base redetermination, setting the borrowing base at $2.75 billion and increasing the aggregate amount of elected commitments to $2.0 billion. The next scheduled redetermination is expected to occur in or around October 2025.
The following table presents key balance sheet data and liquidity metrics as of December 31, 2024 (in millions) after taking into account the February 2025 redetermination:

December 31, 2024
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$445.0
Senior notes	400.0
Total debt	$845.0

Cash and cash equivalents	$37.0
Letters of credit	30.8
Liquidity	1,561.2
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments after annual borrowing base completed in February 2025.

Contact:
Chord Energy Corporation
Bob Bakanauskas, Vice President, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Wednesday, February 26, 2025
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/v7W9Ny9NonL
To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/41Y07CR to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	11874
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Wednesday, March 5, 2025 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	11874 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Enerplus combination, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Enerplus combination. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the Enerplus combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Enerplus combination in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war between Russia and Ukraine, military conflicts in the Red Sea Region and war between Israel and Hamas and the potential for escalation of hostilities across the surrounding countries in the Middle East and their effect on commodity prices, changes in general economic and geopolitical conditions, including in connection with the recent elections in the United States, inflation rates and the impact of associated monetary policy responses, including elevated interest rates, changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, developments in the global economy as well as any public health crisis, our ability to pursue capital management activities or means to return capital to shareholders, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, inflationary pressures, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the year ended December 31, 2024 reflect the consolidated results of Chord, including combined operations with Enerplus beginning on May 31, 2024 and the 2023 acquisition of acreage in the Williston Basin, while the results reported for the year ended December 31, 2023 reflect the consolidated results of Chord, including the 2023 acquisition of acreage in the Williston Basin beginning on June 30, 2023 and excluding the impact from the business combination with Enerplus, unless otherwise noted.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	December 31,
	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$36,950	$317,998
Accounts receivable, net	1,298,973	943,114
Inventory	94,299	72,565
Prepaid expenses	30,875	42,450
Derivative instruments	35,944	37,369
Other current assets	82,077	11,055
Total current assets	1,579,118	1,424,551
Property, plant and equipment
Oil and gas properties (successful efforts method)	12,770,786	6,320,243
Other property and equipment	58,158	49,051
Less: accumulated depreciation, depletion and amortization	(2,142,775)	(1,054,616)
Total property, plant and equipment, net	10,686,169	5,314,678
Derivative instruments	5,629	22,526
Investment in unconsolidated affiliate	142,201	100,172
Long-term inventory	25,973	22,936
Operating right-of-use assets	38,004	21,343
Goodwill	530,616	—
Other assets	24,297	19,944
Total assets	$13,032,007	$6,926,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$68,751	$34,453
Revenues and production taxes payable	752,742	604,704
Accrued liabilities	732,296	493,381
Accrued interest payable	4,693	2,157
Derivative instruments	1,230	14,209
Advances from joint interest partners	2,434	2,381
Current operating lease liabilities	37,629	13,258
Other current liabilities	84,203	916
Total current liabilities	1,683,978	1,165,459
Long-term debt	842,600	395,902
Deferred tax liabilities	1,496,442	95,322
Asset retirement obligations	282,369	155,040
Derivative instruments	1,016	717
Operating lease liabilities	15,190	18,667
Other liabilities	8,150	18,419
Total liabilities	4,329,745	1,849,526
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 66,967,779 shares issued and 60,070,893 shares outstanding at December 31, 2024; and 120,000,000 shares authorized, 45,032,537 shares issued and 41,249,658 shares outstanding at December 31, 2023	673	456
Treasury stock, at cost: 6,896,886 shares at December 31, 2024 and 3,782,879 shares at December 31, 2023	(936,157)	(493,289)
Additional paid-in capital	7,336,091	3,608,819
Retained earnings	2,301,655	1,960,638
Total stockholders’ equity	8,702,262	5,076,624
Total liabilities and stockholders’ equity	$13,032,007	$6,926,150

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenues
Oil, NGL and gas revenues	$1,064,297	$830,160	$3,836,138	$3,132,411
Purchased oil and gas sales	390,377	134,525	1,414,944	764,230
Total revenues	1,454,674	964,685	5,251,082	3,896,641
Operating expenses
Lease operating expenses	241,500	169,861	824,408	658,938
Gathering, processing and transportation expenses	73,092	47,513	267,559	180,219
Purchased oil and gas expenses	390,618	133,892	1,412,357	761,325
Production taxes	88,987	68,512	333,397	260,002
Depreciation, depletion and amortization	350,740	167,432	1,107,776	598,562
General and administrative expenses	45,682	25,545	205,585	126,319
Exploration and impairment	2,113	2,073	17,021	35,330
Total operating expenses	1,192,732	614,828	4,168,103	2,620,695
Gain (loss) on sale of assets, net	3,274	(6,502)	17,088	(2,764)
Operating income	265,216	343,355	1,100,067	1,273,182
Other income (expense)
Net gain (loss) on derivative instruments	(17,190)	51,935	12,563	63,182
Net gain (loss) from investment in unconsolidated affiliate	28,037	(91)	51,284	21,330
Interest expense, net of capitalized interest	(17,577)	(6,344)	(56,523)	(28,630)
Other income, net	795	827	5,047	9,964
Total other income (expense), net	(5,935)	46,327	12,371	65,846
Income before income taxes	259,281	389,682	1,112,438	1,339,028
Income tax expense	(48,685)	(88,049)	(263,811)	(315,249)
Net income	$210,596	$301,633	$848,627	$1,023,779
Earnings per share:
Basic	$3.45	$7.27	$16.32	$24.59
Diluted	$3.43	$6.93	$16.02	$23.51
Weighted average shares outstanding:
Basic	60,770	41,324	51,796	41,490
Diluted	61,221	43,378	52,748	43,398

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$848,627	$1,023,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,107,776	598,562
(Gain) loss on sale of assets	(17,088)	2,764
Impairment	9,839	28,963
Deferred income taxes	221,921	295,548
Net gain from investment in unconsolidated affiliate	(51,284)	(21,330)
Net gain on derivative instruments	(12,563)	(63,182)
Equity-based compensation expenses	22,996	46,108
Deferred financing costs amortization and other	1,056	505
Working capital and other changes:
Change in accounts receivable, net	(7,746)	(147,870)
Change in inventory	(14,307)	(12,659)
Change in prepaid expenses	10,850	(1,199)
Change in accounts payable, interest payable and accrued liabilities	30,047	78,267
Change in other assets and liabilities, net	(52,897)	(8,405)
Net cash provided by operating activities	2,097,227	1,819,851
Cash flows from investing activities:
Capital expenditures	(1,179,075)	(905,673)
Acquisitions, net of cash acquired	(655,023)	(361,609)
Proceeds from divestitures	60,748	54,445
Derivative settlements	(12,672)	(268,887)
Proceeds from sale of investment in unconsolidated affiliate	—	40,612
Contingent consideration received	25,000	—
Distributions from investment in unconsolidated affiliate	7,205	10,806
Net cash used in investing activities	(1,753,817)	(1,430,306)
Cash flows from financing activities:
Proceeds from revolving credit facility	3,535,000	260,000
Principal payments on revolving credit facility	(3,090,000)	(260,000)
Cash paid to settle Enerplus senior notes	(63,000)	—
Deferred financing costs	(3,313)	—
Repurchases of common stock	(444,235)	(239,339)
Tax withholding on vesting of equity-based awards	(63,386)	(14,604)
Dividends paid	(529,910)	(500,304)
Payments on finance lease liabilities	(1,458)	(1,702)
Proceeds from warrants exercised	35,844	91,251
Net cash used in financing activities	(624,458)	(664,698)
Decrease in cash and cash equivalents	(281,048)	(275,153)
Cash and cash equivalents:
Beginning of period	317,998	593,151
End of period	$36,950	$317,998
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$49,509	$26,371
Cash paid for income taxes	53,721	17,195

Supplemental non-cash transactions:
Change in accrued capital expenditures	$43,235	$45,513
Change in asset retirement obligations	6,220	1,238
Non-cash consideration exchanged in business combination	3,732,137	—
Dividends payable	16,658	37,553

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
GPT	$73,092	$47,513	$267,559	$180,219
Pipeline imbalances	(1,179)	135	(3,975)	(7,768)
Gain (loss) on derivative transportation contracts(1)	—	3,723	(5,877)	20,570
Cash GPT	$71,913	$51,371	$257,707	$193,021
___________________
(1)The Company had buy/sell transportation contracts that qualified as derivatives. The changes in the fair value of these contracts was recorded to GPT expense. As of June 30, 2024, the term of all remaining contracts expired.

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
General and administrative expenses	$45,682	$25,545	$205,585	$126,319
Merger costs(1)	(8,962)	—	(89,258)	(9,701)
Equity-based compensation expenses	(6,943)	(8,849)	(22,996)	(46,108)
Other non-cash adjustments	1,432	(3,640)	2,068	(7,804)
Cash G&A	$31,209	$13,056	$95,399	$62,706
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the year ended December 31, 2024 and the costs directly attributable to the merger with Whiting Petroleum Corporation (“Whiting”) for the year ended December 31, 2023.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Interest expense	$17,577	$6,344	$56,523	$28,630
Capitalized interest	1,198	531	4,905	4,133
Amortization of deferred financing costs	(1,140)	610	(4,538)	(3,023)
Cash Interest	$17,635	$7,485	$56,890	$29,740
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net income	$210,596	$301,633	$848,627	$1,023,779
Interest expense, net of capitalized interest	17,577	6,344	56,523	28,630
Income tax expense	48,685	88,049	263,811	315,249
Depreciation, depletion and amortization	350,740	167,432	1,107,776	598,562
Merger costs(1)	8,962	—	89,258	9,701
Exploration and impairment expenses	2,113	2,073	17,021	35,330
(Gain) loss on sale of assets	(3,274)	6,502	(17,088)	2,764
Net (gain) loss on derivative instruments	17,190	(51,935)	(12,563)	(63,182)
Realized gain (loss) on commodity price derivative contracts	5,187	(50,463)	883	(256,692)
Net (gain) loss from investment in unconsolidated affiliate	(28,037)	91	(51,284)	(21,330)
Distributions from investment in unconsolidated affiliate	2,341	2,307	9,255	10,806
Equity-based compensation expenses	6,943	8,849	22,996	46,108
Other non-cash adjustments	1,036	59	12,055	(1,753)
Adjusted EBITDA	640,059	480,941	2,347,270	1,727,972
Cash Interest	(17,635)	(7,485)	(56,890)	(29,739)
E&P and other capital expenditures(2)	(330,319)	(208,846)	(1,231,550)	(922,338)
Cash taxes paid	(15,180)	(17,195)	(53,721)	(17,195)
Adjusted Free Cash Flow	$276,925	$247,415	$1,005,109	$758,700

Net cash provided by operating activities	$566,455	$543,334	$2,097,227	$1,819,851
Changes in working capital	57,391	7,541	34,053	91,866
Interest expense, net of capitalized interest	17,577	6,344	56,523	28,630
Current income tax (benefit) expense	(26,353)	(30,820)	41,889	19,701
Merger costs(1)	8,962	—	89,258	9,701
Exploration expenses	2,112	2,073	7,183	6,367
Realized gain (loss) on commodity price derivative contracts	5,187	(50,463)	883	(256,692)
Distributions from investment in unconsolidated affiliate	2,341	2,307	9,255	10,806
Deferred financing costs amortization and other	5,351	566	(1,056)	(505)
Other non-cash adjustments	1,036	59	12,055	(1,753)
Adjusted EBITDA	640,059	480,941	2,347,270	1,727,972
Cash Interest	(17,635)	(7,485)	(56,890)	(29,739)
E&P and other capital expenditures(2)	(330,319)	(208,846)	(1,231,550)	(922,338)
Cash taxes paid	(15,180)	(17,195)	(53,721)	(17,195)
Adjusted Free Cash Flow	$276,925	$247,415	$1,005,109	$758,700
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the year ended December 31, 2024 and the costs directly attributable to the merger with Whiting for the year ended December 31, 2023.
(2)The three months and year ended December 31, 2024 includes $5.2MM and $25.2MM, respectively, of capital incurred related to divested non-operated assets that was reimbursed.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net income	$210,596	$301,633	$848,627	$1,023,779
Net (gain) loss on derivative instruments	17,190	(51,935)	(12,563)	(63,182)
Realized gain (loss) on commodity price derivative contracts	5,187	(50,463)	883	(256,692)
Net (gain) loss from investment in unconsolidated affiliate	(28,037)	91	(51,284)	(21,330)
Distributions from investment in unconsolidated affiliate	2,341	2,307	9,255	10,806
Impairment	1	—	9,839	28,964
Merger costs(1)	8,962	—	89,258	9,701
(Gain) loss on sale of assets	(3,274)	6,502	(17,088)	2,764
Amortization of deferred financing costs	1,140	(610)	4,538	3,023
Other non-cash adjustments	1,036	59	12,055	(1,753)
Tax impact(2)	(853)	21,250	(10,646)	67,520
Adjusted net income	214,289	228,834	882,874	803,600
Distributed and undistributed earnings allocated to participating securities	(785)	(842)	(3,502)	(2,482)
Adjusted net income attributable to common stockholders	$213,504	$227,992	$879,372	$801,118

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands, except per share data)
Diluted earnings per share	$3.44	$6.95	$16.09	$23.59
Net (gain) loss on derivative instruments	0.28	(1.20)	(0.24)	(1.46)
Realized gain (loss) on commodity price derivative contracts	0.08	(1.16)	0.02	(5.91)
Net (gain) loss from investment in unconsolidated affiliate	(0.46)	—	(0.97)	(0.49)
Distributions from investment in unconsolidated affiliate	0.04	0.05	0.18	0.25
Impairment	—	—	0.19	0.67
Merger costs(1)	0.15	—	1.69	0.22
(Gain) loss on sale of assets	(0.05)	0.15	(0.32)	0.06
Amortization of deferred financing costs	0.02	(0.01)	0.09	0.07
Other non-cash adjustments	0.02	—	0.23	(0.04)
Tax impact(2)	(0.02)	0.49	(0.22)	1.56
Adjusted Diluted Earnings Per Share	3.50	5.27	16.74	18.52
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	(0.02)	(0.07)	(0.06)
Adjusted Diluted Earnings Per Share	$3.49	$5.25	$16.67	$18.46

Diluted weighted average shares outstanding	61,221	43,378	52,748	43,398

Effective tax rate applicable to adjustment items(2)	18.8%	22.6%	23.7%	23.5%
_____________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the year ended December 31, 2024 and the costs directly attributable to the merger with Whiting for the year ended December 31, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.